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EXHIBIT 21.01

SUBSIDIARIES OF REGISTRANT

Adaptec Mfg. (S) Pte. Ltd.
No. 2 Chai Chee Drive
Singapore 469044
(011-65) 245-7300

Adaptec GmbH
Richard-Reitzner-Allee 8
D-85540 Haar
Germany
(011-49) 89-456-4060

Adaptec UK, Ltd
Bldg 4, Archipelago Lyon Way, 1st Floor
Cramberley, Surrey GU16 5ER
(011-44) 1276-854500

Adaptec Japan Ltd.
Harmony Tower, 3F
1-32-2, Honcho
Nakano-ku, Tokyo 164-8721
Japan
(011-81) 3-5365-6700

Adaptec (India) Pvt. Ltd.
6-3-1086 4th Floor "Vista Grand Towers"
Rajbhavan Road, Somajiguda
Hyderabad, India 500 080
(011-91) 40-6661555

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  EXHIBIT 21.01